UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code):  (630) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                 Entry into a Material Definitive Agreement.

On January 21, 2005, SIRVA, Inc. (“SIRVA”) entered into a separation agreement (the “Agreement”) with Joan E. Ryan, former Senior Vice President and Chief Financial Officer of SIRVA.  As described in Item 5.02 below, Ms. Ryan resigned her positions with SIRVA on January 21, 2005.  Under the Agreement, Ms. Ryan will remain as an employee of SIRVA through June 2006, serving as a financial consultant, and will continue to receive benefits through that date, including vesting of some of the stock options that were issued her in conjunction with her initial investment in SIRVA stock when she was hired as Chief Financial Officer.  Ms. Ryan’s salary during this period, consistent with her existing employment contract, will total $375,000 for the entire period.  Her annual salary rate under the Agreement has been reduced so that the one year’s salary provided in her original employment contract will be spread evenly over the entire period.  SIRVA retained the right to terminate Ms. Ryan “for cause” during this period.

The description of the Agreement set forth above is qualified in its entirety by reference to the actual terms of the Agreement, which will be filed by SIRVA as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2004.

Item 5.02                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2005, SIRVA issued a news release announcing the appointment of Ronald L. Milewski as acting Chief Financial Officer, replacing Senior Vice President and Chief Financial Officer Joan E. Ryan, who resigned from her current positions.  Ms. Ryan will remain with SIRVA in a consulting capacity.  Mr. Milewski will function as SIRVA’s Chief Financial Officer until a permanent replacement is found.  A copy of the news release is attached hereto as EXHIBIT 99.1 and is incorporated herein by this reference.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Business Acquired.

Not applicable.

(b)                               Pro Forma Financial Information.

Not applicable.

(c)                                                        Exhibits.

Exhibit Number	Description
99.1	News release, dated January 24, 2005, of SIRVA, Inc., announcing the appointment of Ronald L. Milewski as acting Chief Financial Officer, succeeding Joan E. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 24, 2005
	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President and General Counsel